UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 30, 2007

COMMAND CENTER, INC.

(Exact name of registrant as specified in its charter)

Washington	333-60326	91-2079472
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3773 West Fifth Avenue, Post Falls, Idaho	83854
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	208-773-7450

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On November 30, 2007, Command Center, Inc. (the “Company”) entered into a Securities Purchase and Registration Rights Agreement (the “Purchase Agreement”) with the investors named therein (the “Investors”). Also on November 30, 2007, under the Purchase Agreement, the Company sold to Investors 10,067,000 units (the “Units”), each unit consisting of one share of common stock (the “Common Shares”) and a warrant to purchase 0.50 share of common stock (the “Warrants”), for an aggregate of 10,067,000 shares of common stock and warrants to purchase an aggregate of up to 5,033,500 shares of common stock. The Units were sold for a per Unit price of $1.00, and an aggregate purchase price of $10,067,000 (the “Offering”). The Warrants issued by the Company as part of the Units entitle the Investors to purchase shares of common stock (the “Warrant Shares”) at an exercise price of $1.25 per share.

As a part of the Offering, MDB Capital Group, LLC (the “Placement Agent”), converted a $500,000 note issued by the Company in connection with an August 2007 bridge loan from the Placement Agent, into Units at a conversion price of $1.00 per Unit. The Placement Agent also accepted $567,000 out of the $665,000 cash portion of its placement agent fee in Units at a price of $1.00 per Unit. These amounts are included in the $10,067,000 aggregate purchase price.

Warrants to purchase an additional 1,140,000 shares of Common Stock at $1.25 per share were issued to the Placement Agent and its assigns as additional placement agent compensation.

The Company expects to use the proceeds of the Offering for expansion and working capital. A copy of the Purchase Agreement and the Warrant are furnished as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The Company is obligated under the Purchase Agreement to prepare and file with the Commission, within 45 days of the closing of the Offering, a registration statement covering the resale of the Common Shares, the Warrant Shares, the Placement Agent Shares and the Placement Agent Warrant Shares. The Company is obligated to cause the registration statement to become effective within 120 days of the closing of the Offering. The registration statement will provide for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act. The Company must also use its reasonable best efforts to keep the registration statement continuously effective under the Securities Act until the earlier of the date that all Common Shares, Warrant Shares, Placement Agent Shares and Placement Agent Warrant Shares issued or issuable under the Purchase Agreement have been sold or can be sold publicly under Rule 144(k), or two years after the registration statement becomes effective. The Company is obligated to pay the costs and expenses of such registration.

After giving effect to this Offering, the Company has 35,419,667 Common Shares outstanding, not including Common Shares (Warrant Shares) issuable upon exercise of the Warrants issued in the Offering.

The offer and sale of the Units, the common stock and the warrants was made in reliance upon exemptions from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the Commission under the Securities Act.

ITEM 7.01 Regulation FD Disclosure

The Company issued a Press Release on December 5, 2007, announcing the Offering. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.1 furnished herewith, shall be deemed not to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Item	Filing Status
Exhibit 4.1	Securities Purchase and Registration Rights Agreement dated November 30, 2007 by and among Command Center, Inc. and the Investors named therein	Filed

Exhibit 4.2	Form of Common Stock Purchase Warrant	Filed

Exhibit 99.1
Press Release dated December 5, 2007 announcing the closing under the Securities Purchase and Registration Rights Agreement dated November 30, 2007 by and among Command Center, Inc. and the Investors named therein
Furnished

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.	December 5, 2006

/s/ Brad E. Herr
Brad E. Herr, Secretary

Exhibit Index

Exhibit No.	Item	Filing Status
Exhibit 4.1	Securities Purchase and Registration Rights Agreement dated November 30, 2007 by and among Command Center, Inc. and the Investors named therein	Filed

Exhibit 4.2	Form of Common Stock Purchase Warrant	Filed

Exhibit 99.1
Press Release dated December 5, 2007 announcing the closing under the Securities Purchase and Registration Rights Agreement dated November 30, 2007 by and among Command Center, Inc. and the Investors named therein
Furnished